UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On December 1, 2017, TTM Technologies, Inc., a Delaware corporation (the “Company”), Anaren Holdings LLC, a Delaware limited liability company (the “Seller”), and Anaren Holding Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Seller (“Anaren”), entered into a definitive stock purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to purchase from Seller all of the issued and outstanding common stock of Anaren for a purchase price of $775 million in cash, subject to customary working capital and certain other adjustments (the “Acquisition”).

The Acquisition has been unanimously approved by the board of directors of the Company.

Consummation of the Acquisition is subject to the satisfaction of certain conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) clearance by the Committee on Foreign Investment in the United States and by the Defense Security Service, and (iii) the absence of any order, injunction or law preventing or prohibiting the consummation of the Acquisition.

The Company’s obligation to consummate the transactions contemplated by the Purchase Agreement is also subject to, among other things, (i) the accuracy of representations and warranties of Seller and Anaren set forth in the Purchase Agreement, (ii) compliance with covenants of Seller and Anaren set forth in the Purchase Agreement, and (iii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) after the date of the Purchase Agreement.

The parties to the Purchase Agreement have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the Company’s financing of the Acquisition, the conduct and operation of Anaren prior to the closing and similar matters. In addition, the Purchase Agreement contemplates that Anaren and the Company will enter into certain ancillary agreements in connection with the transaction. Although the Purchase Agreement does not include general indemnification provisions in favor of the Company, the Company has obtained a representation and warranty insurance policy that will provide coverage for certain representations and warranties of the Seller and Anaren contained in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The Purchase Agreement may be terminated in certain circumstances, including, among others, if the transaction does not close by June 1, 2018 (subject to extension to September 1, 2018 in certain circumstances). Additionally, either party may terminate the Purchase Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Purchase Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 20 days after written notice of such breach or (ii) June 1, 2018 (subject to extension to September 1, 2018 in certain circumstances). The Seller may also terminate the Purchase Agreement if the Company does not consummate the Acquisition within three business days after the satisfaction of the closing conditions set forth in the Purchase Agreement and as summarized above. If the Purchase Agreement is terminated under circumstances in which certain required regulatory approvals are not obtained prior to June 1, 2018 or September 1, 2018, as applicable, the Company may be required to pay to Seller a termination fee of $31.0 million.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. Except for its status as the contractual document that established and governs the legal relations among the parties thereto with respect to the transactions described above, it is not intended to provide any other factual, business or operational information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any description hereof as characterization of the actual state of facts or condition of the Company, Anaren, Seller, any of their respective affiliates, or their respective businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase Agreement.

Commitment Letter

In connection with the Company entering into the Purchase Agreement, on December 1, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”) pursuant to which, subject to the terms and conditions set forth therein, Barclays (i) has committed to provide, and agreed to structure, arrange and syndicate an incremental senior secured term loan facility under the Company’s existing credit agreement, dated as of May 31, 2015 (as amended by that certain First Amendment dated as of September 27, 2016, that certain Second Amendment dated as of September 28, 2017, and as otherwise amended from time to time, the “Existing Credit Agreement”) in an initial aggregate principal amount of up to $700 million (the “Incremental Facility”) for the payment of the purchase price contemplated by, and the payment of fees, costs and expenses incurred in connection with, the Purchase Agreement, and, in connection therewith, has agreed to solicit the approvals of the Required Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to amend the Existing Credit Agreement to eliminate certain conditions relating to the incurrence of the Incremental Facility; and (ii) as a backstop for the elimination of such conditions, has committed to provide a senior secured term loan facility in the initial aggregate amount of up to $1.05 billion to refinance the Existing Credit Agreement and to finance, in part, the purchase price of the Acquisition if the Incremental Facility has not been fully funded at the time of the closing of the Acquisition (the “Backstop Facility” and, collectively with the Incremental Facility, the “Facilities”). The conditions being eliminated pursuant to the above amendment are in furtherance of the certainty of funding with respect to the Incremental Facility and do not reflect any inability to incur the Incremental Facility absent such amendment. Barclay’s obligations with respect to the Facilities are subject to certain conditions, consistent with the Purchase Agreement and the Commitment Letter. The Company will pay customary fees and expenses in connection with obtaining the Facilities. The Existing Credit Agreement contains, and the definitive agreement for the Backstop Facility will contain, among other terms, affirmative covenants, negative covenants, financial covenants and events of default, in the case of the Backstop Facility to be negotiated by the parties consistent with the Commitment Letter. Neither the closing of the Incremental Facility or the Backstop Facility, nor the receipt of any other financing, is a condition to the closing of the Acquisition.

From time to time, Barclays or its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses. Barclays is a member of the lending syndicate under the Existing Credit Agreement, and the Company has retained Barclays Capital Inc. as financial advisor in connection with the Acquisition.

A copy of the Commitment Letter is filed as Exhibit 10.1 to this Report and incorporated herein by reference thereto. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Commitment Letter.

Item 7.01. Regulation FD Disclosure.

On December 4, 2017, the Company issued a press release announcing that it has signed a definitive agreement with Anaren and the Seller under which the Company will acquire Anaren from the Seller. A copy of the Company’s press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

On December 4, 2017, the Company will host a conference call with financial analysts and investors to discuss the announcement of the transaction and answer questions. A copy of investor presentation materials is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.

Certain Information

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: the Company’s ability to successfully complete the Acquisition on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the conditions of the credit markets and the Company’s ability to issue debt to fund the Acquisition on acceptable terms; if the Acquisition is completed, the ability to retain Anaren’s customers and employees, the ability to successfully integrate Anaren’s operations, product lines, technology and employees into the Company’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures and consumer preferences in the Company’s various lines of business; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of December 1, 2017, by and among Anaren Holdings LLC, Anaren Holding Corp., and TTM Technologies, Inc.*

10.1	Commitment Letter, dated as of December 1, 2017, by and between TTM Technologies, Inc. and Barclays Bank PLC

99.1	Press Release dated December 4, 2017

99.2	Investor Presentation, dated December 4, 2017

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: December 4, 2017	By:	/s/ Daniel J. Weber
Daniel J. Weber
Senior Vice President, General Counsel & Secretary